UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 16, 2013

(Date of earliest event reported)

Umpqua Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200

Portland, Oregon 97258

(address of Principal Executive Offices) (Zip Code)

(503) 727-4100

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	Annual Meeting. On April 16, 2013, Umpqua Holdings Corporation held its annual meeting of shareholders.

(b)	Election of Directors. The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:

Nominee	For	% of Voted	Against	% of Voted	Abstain	% of Voted
Raymond P. Davis	89,256,385	99.28	432,716	0.48	213,905	0.24
Peggy Y. Fowler	89,292,060	99.32	383,720	0.43	227,226	0.25
Stephen M. Gambee	88,820,217	98.80	848,199	0.94	234,590	0.26
James S. Greene	89,260,708	99.29	406,193	0.45	236,105	0.26
Luis F. Machuca	89,266,627	99.29	394,932	0.44	241,446	0.27
Laureen E. Seeger	89,327,072	99.36	355,845	0.40	220,088	0.24
Dudley R. Slater	89,249,596	99.27	423,035	0.47	230,374	0.26
Susan F. Stevens	89,311,746	99.34	356,362	0.40	234,898	0.26
Hilliard C. Terry, III	89,228,518	99.25	426,944	0.47	247,544	0.28
Bryan L. Timm	89,266,946	99.29	401,920	0.45	234,139	0.26
Frank R.J. Whittaker	89,270,870	99.29	410,474	0.46	221,662	0.25

At the annual meeting, shareholders also voted on the following matters:

Ratification of Auditors. The proposal to ratify the appointment of Moss Adams LLP as the company’s independent auditor for the fiscal year ending December 31, 2013, was approved with the following votes:

	Voted	% of Voted
For	101,777,481	98.54
Against	1,252,580	1.21
Abstain	257,148	0.25

“Say-on-Pay”. The proposal to approve, on a non-binding basis, the Company’s executive compensation, as described in the proxy statement, was approved with the following votes:

	Voted	% of Voted
For	87,660,940	97.50
Against	1,604,883	1.79
Abstain	637,183	0.71
Broker non-votes:	13,392,210	---

2013 Incentive Plan. The proposal to adopt the new Umpqua Holdings Corporation 2013 Incentive Plan was approved with the following votes:

	Voted	% of Voted
For	85,669,342	95.29
Against	3,656,679	4.07
Abstain	576,985	0.64
Broker non-votes:	13,392,210	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: April 19, 2013	By:/s/ Steven L. Philpott Steven L. Philpott Executive Vice President/General Counsel Secretary